Exhibit 1.1
_______________ Shares
OMEROS CORPORATION
Common Stock
($0.01 Par Value)
EQUITY UNDERWRITING AGREEMENT
[          ], 2008
Deutsche Bank Securities Inc.
As Representative of the Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     Omeros Corporation, a Washington corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as Representative (the “Representative”) an aggregate of ___shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to ___additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.
     As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”
     Deutsche Bank Securities Inc. (“DBSI”) has agreed to reserve up to ___of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by DBSI and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:
              (a)     A registration statement on Form S-1 (File No. 333-___) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits and financial statements, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”
              (b)     As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means ___[a/p]m (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

     “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
     “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.
     “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
              (c)     The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Washington, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The subsidiary of the Company listed in Exhibit A hereto (the “Subsidiary”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiary is the only subsidiary, direct or indirect, of the Company. The Company and the Subsidiary are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to qualify would not either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiary taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiary are outstanding.
              (d)     The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and except as waived or terminated in writing before the date hereof, there are no preemptive rights of shareholders with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

              (e)     The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities (other than securities issued in connection with the conversion of the outstanding convertible preferred stock, a stock split, or the grant or exercise of outstanding stock options as set forth in the Registration Statement, the General Disclosure Package and the Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock. Prior to the time of purchase of the Shares as described herein, all outstanding shares of Series A convertible preferred stock, par value $0.01 per share, Series B convertible preferred stock, par value $0.01 per share, Series C convertible preferred stock, par value $0.01 per share, Series D convertible preferred stock, par value $0.01 per share and Series E convertible preferred stock, par value $0.01 per share, of the Company shall convert into the number of shares of Common Stock, and shall convert in the manner, set forth in the Registration Statement and the Prospectus; [prior to the date hereof the Company has duly effected and completed a [ ]-for-[ ] stock split of the Common Stock [and Preferred Stock] in the manner set forth in the Registration Statement and the Prospectus;] and the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated By-Laws of the Company, each in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Washington Business Corporation Act and shall become effective and in full force and effect on or before the time of such purchase.
              (f)     The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

              (g)     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.
              (h)     The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
              (i)     (i) At the time of the initial filing of the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this subclause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.
              (j)     The consolidated financial statements of the Company and the Subsidiary, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiary, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

              (k)     Each of Ernst & Young and PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiary within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
              (l)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Subsidiary is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
              (m)     Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and The Nasdaq Stock Market, Inc. (“NASDAQ”) thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.
              (n)     There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary before any court or administrative agency or otherwise which if determined adversely to the Company or the Subsidiary would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
              (o)     The Company and the Subsidiary have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus with such exceptions as are not material and do not interfere with the use of such property.
              (p)     The Company and the Subsidiary have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

              (q)     Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiary taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiary have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.
              (r)     Neither the Company nor the Subsidiary is or with the giving of notice or lapse of time or both, will be, (i) in violation of its articles of incorporation, by-laws, certificate of formation, limited liability agreement, or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties is bound, which violation or default would not, individually or in the aggregate, have a Material Adverse Effect or (y) the articles of incorporation or by-laws of the Company or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or the Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.
              (s)     The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
              (t)     Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (the “FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws or Canadian provincial securities laws or other non-U.S. laws of those jurisdictions designated by the Representative) has been obtained or made and is in full force and effect.

              (u)     The Company and the Subsidiary hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiary own, have obtained or can acquire on reasonable terms, valid and enforceable licenses for, or other legal rights to use, the inventions, patent applications, patents, patent rights, trademarks (both registered and unregistered), trade names, service marks (both registered and unregistered), service names, copyrights, trade secrets, customer lists, designs, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) or other intellectual property rights or proprietary rights and information described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by the Company, or used in or necessary to carry on their business as presently conducted or specifically proposed to be conducted (collectively, the “Products”), each as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Intellectual Property”). To the Company’s knowledge, all of such patents, registered trademarks, registered copyrights or applications therefor, owned or licensed by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyright Office or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such other jurisdictions, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect. The Company has taken all commercially reasonable steps to establish and preserve its ownership of or rights to all material Intellectual Property. To the Company’s knowledge, there are no third parties who have or will be able to assert rights nor have any third parties provided written notice to the Company alleging that such third party may establish rights, to any Intellectual Property related to the Products, except as disclosed in the Registration Statement, the General Disclosure Package or Prospectus. To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property that would, individually or in the aggregate, have a Material Adverse Effect (other than with respect to trademarks that would not, individually or in the aggregate, have a Material Adverse Effect). To the Company’s knowledge, there is no pending or threatened action, suit or proceeding or written claim by others challenging the Company’s rights in or to any Intellectual Property that would, individually or in the aggregate, have a Material Adverse Effect (other than with respect to trademarks that would not, individually or in the aggregate, have a Material Adverse Effect). There is no pending, or to the Company’s knowledge, threatened action, suit or proceeding or written claim by others challenging the validity or enforceability of any Intellectual Property except as described in the Registration Statement, the General Disclosure Package and the Prospectus. To the Company’s knowledge, the Company has not formerly and presently is not infringing or violating the valid and enforceable Intellectual Property of any other person that would, individually or in the aggregate, have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit or proceeding or written claim by another that the Company infringes or otherwise violates the Intellectual Property of a third party that would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim that would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, the manufacture, use, sale, offer for sale or import of any Product described in the Registration Statement or Prospectus by the Company would not infringe any valid and enforceable claim of any patent of another, except that of a licensor who has granted the Company a license under any such patent. The Company is in compliance with the material terms of all agreements pursuant to which Intellectual Property has been licensed to the Company as such are described in the Registration Statement, the General Disclosure Package or the Prospectus. All such agreements are in full force and effect and there is no notice of default by the Company thereto, and to the Company’s knowledge, no notice of default thereunder has been threatened against the Company. To the Company’s knowledge, sublicenses granted to others are now in compliance with the material terms of all agreements pursuant to which Intellectual Property has been sublicensed by the Company. To the Company’s knowledge, all such agreements are in full force and effect and there is no default by any sublicensee thereto. To the Company’s knowledge, there is no patent or patent application containing claims that interfere with the issued or pending claims of any patent owned by or licensed to the Company that relate to its product candidates described in the Registration Statement, the General Disclosure Package and the Prospectus. The Products described in the Registration Statement, the General Disclosure Package or the Prospectus, if any, as developed or under development by the Company, fall within the scope of one or more claims of one or more patents or patent applications owned by or licensed to the Company. Upon the making, selling, offering for sale or importing into the United States of any product covered by one or more claims of a United States patent owned or licensed by the Company, the Company will comply with the marking and notice requirements of 35 U.S.C. § 287(a).
              (v)     The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor, good faith and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the Company’s knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable, except as would not individually or in the aggregate have a Material Adverse Effect. To the Company’s knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no third party possesses rights to the Company’s Intellectual Property that, if exercised, could enable such party to develop products competitive to those the Company intends to develop as described in each of the Registration Statement, the General Disclosure Package and the Prospectus. To the Company’s knowledge, the Company does not lack nor will it be unable to obtain any rights or licenses to use patents that are, or would be, necessary to conduct the business now conducted or that is proposed to be conducted by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.
              (w)     The Company takes security measures adequate to assert trade secret protection in its non-patented trade secret technology.

              (x)     Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Global Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
              (y)     Neither the Company nor the Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.
              (z)     Each of the Company and the Subsidiary maintains for it, and if applicable, for the Subsidiary, a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
              (aa)     The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
              (bb)     The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
              (cc)     The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

              (dd)     Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
              (ee)     The Company and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. All policies of insurance and fidelity or surety bonds insuring the Company or the Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for.
              (ff)     The Company and the Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and the Subsidiary would have any liability; the Company and the Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or the Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
              (gg)     To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.
              (hh)     Neither the Company nor the Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

              (ii)     The Shares have been approved for listing subject to notice of issuance on the Nasdaq Global Market.
              (jj)     There are no relationships or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Prospectus which have not been described as required.
              (kk)     Neither the Company nor the Subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.
              (ll)     The Company has not failed to file with the applicable regulatory authorities (including, without limitation, the United States Food and Drug Administration (the “FDA”)) or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed and, except as referred to or described in the Registration Statement, the General Disclosure Package or the Prospectus or which would not have, individually or in the aggregate, a Material Adverse Effect, no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions that remain unresolved. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is in compliance in all material respects with all applicable rules and regulations of the FDA, and all applicable U.S. and foreign laws, statutes, ordinances, rules or regulations.
              (mm)     To the best of the Company’s knowledge, there are no rulemaking or similar proceedings before the FDA which affect or involve the Company or any of the processes or drug candidates that the Company has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would have a Material Adverse Effect; to the Company’s knowledge, all of the manufacturing facilities and operations of the Company and its United States and foreign contract manufacturers are in compliance in all material respects with applicable FDA and comparable regulations, including current Good Manufacturing Practices, with respect to the manufacture of the Company’s product candidates.
              (nn)     The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package or the Prospectus, and, to the Company’s knowledge, such studies and tests conducted by or that the Company intends to rely on in support of regulatory approval by the FDA or foreign regulatory agencies, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial and in accordance with all applicable statutes, laws, rules and regulations, as the case may be, and with standard medical and scientific research procedures and all applicable rules, regulations and policies of the FDA, including, to the extent required by applicable law or regulation, the FDA’s regulations related to Good Clinical Practices and Good Laboratory Practices, and all applicable foreign regulatory requirements and standards except where such failure to comply would not have a Material Adverse Effect; the description of the results of such tests and trials contained in the Registration Statement, the General Disclosure Package or the Prospectus accurately present summaries in all material respects of the data derived from such tests and trials, and the Company has no knowledge of any other tests or trials the results of which discredit or call into question the preclinical tests or clinical results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus such that such test or trial would result in a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any notices or other correspondence from the FDA or any committee thereof or from any other U.S. or foreign government or drug regulatory agency requiring the termination, suspension or modification of any preclinical tests or clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus; and the Company has operated and currently is in compliance in all material respects with all applicable rules and regulations of the FDA and comparable foreign drug or medical regulatory agencies outside of the United States except where such failure to comply would not result in a Material Adverse Effect.
              (oo)     As of the date of the initial filing of the Registration Statement referred to in Section 1(a), there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.
              (pp)     None of the information on (or hyperlinked from) the Company’s website at http://www.omeros.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act and the Company does not maintain or support any website other than http://www.omeros.com.
              (qq)     The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company.
              (rr)     Neither the Company nor the Subsidiary nor any director, officer, agent, employee or affiliate of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiary and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

              (ss)     Immediately after the issuance and sale of the Shares as contemplated hereby, no shares of preferred stock of the Company shall be issued or outstanding; and the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.
              (tt)     Except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus.
              (uu)     No material labor problem or dispute with the employees of the Company or the Subsidiary exist or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary’s principal suppliers, contractors or customers, that could have a Material Adverse Effect.
              (vv)     No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.
              (ww)     The Company has not offered, or caused DBSI or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
2.	Purchase, Sale and Delivery of the Firm Shares.
              (a)     On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $            per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.
              (b)     Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

              (c)     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.
3.	Offering by the Underwriters.
              It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.
              It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
4.	Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:
              (a)     The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.
              (b)     The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
              (c)     The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.
              (d)     The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.
              (e)     The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may

reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, five signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.
              (f)     The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
              (g)     If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.
              (h)     The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.
              (i)     Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

              (j)     No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative, in each case, except for (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants or conversion of preferred stock disclosed as outstanding in the Registration Statement and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, and (D) the issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company in connection with any acquisition, strategic partnership, joint venture or collaboration to which the Company is a party, or the acquisition or license of any products or technology by the Company; provided that the number of shares of Common Stock issued or underlying securities convertible, exchangeable or exercisable (including pursuant to warrants or other rights) for Common Stock issued in any case pursuant to clause (D) shall not exceed 500,000 shares and provided further that, prior to the issuance of any such securities pursuant to clause (D), the Company shall cause the recipients of such securities to execute and deliver to you Lock-Up Agreements (as defined below), each substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.
              (k)     The Company will use its best efforts to list the Shares for quotation on the Nasdaq Global Market and maintain the listing of the Shares on the Nasdaq Global Market.
              (l)     The Company has caused each officer and director and specific shareholders of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).
              (m)     The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.
              (n)     The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or the Subsidiary to register as an investment company under the 1940 Act.
              (o)     The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
              (p)     The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

              (q)     The Company will not, during the Lock-Up Period (as defined in the Lockup Agreement), waive, amend or modify any lockup agreement or similar provision in any existing agreement it currently has with any shareholder without the prior written consent of the Representative.
              (r)     The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
5.	Costs and Expenses.
              The Company will pay all costs, expenses and fees (except as otherwise set forth in this Agreement) incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; any road show expenses of the Company (it being understood and agreed that the Company shall be responsible for one-half of the charter fees and expenses of any private aircraft hired in connection with the road show); the cost of preparing, printing, filing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Listing Application, a Blue Sky survey and any supplements or amendments thereto (including the preparation and printing of the Canadian wrapper, financial statements, exhibits, schedules, consents and certificates of experts); the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Shares; the listing fee of the NASDAQ; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b); and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters up to an aggregate of $[ ], incurred in connection with the qualification of the Shares under State securities or Blue Sky laws or the provincial securities laws of Canada. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Directed Shares by the Underwriters to employees and persons having business relationships with the Company and the Subsidiary. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws or the provincial securities laws of Canada) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable and documented out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	Conditions of Obligations of the Underwriters.
              The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
              (a)     The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.
              (b)     The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, and in form and substance satisfactory to Morrison & Foerster LLP, counsel for the Underwriters, substantially in the form set forth on Exhibit B hereto.
              (c)     The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of (i) Seed IP, special counsel to the Company with respect to patents and proprietary rights and (ii) Christensen O’Connor Johnson Kindness PLLC, special counsel to the Company with respect to patents and proprietary rights, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, and in form and substance satisfactory to Morrison & Foerster LLP, counsel for the Underwriters, substantially in the form set forth on Exhibit C hereto.
              (d)     The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of the General Counsel to the Company with respect to patents and proprietary rights, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, and in form and substance satisfactory to Morrison & Foerster LLP, counsel for the Underwriters, substantially in the form set forth on Exhibit D hereto.

              (e)     The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Buc & Beardsley, special counsel to the Company with respect to regulatory matters, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), and in form and substance satisfactory to Morrison & Foerster LLP, counsel for the Underwriters, substantially in the form set forth on Exhibit E hereto.
              (f)     The Representative shall have received from Morrison & Foerster LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative.
              (g)     You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, each in form and substance satisfactory to you, of Ernst & Young and PricewaterhouseCoopers LLP in form and substance satisfactory to the Representative; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
              (h)     The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
                  (i)     The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
                  (ii)     The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;
                  (iii)     All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;
                  (iv)     He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v)     He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;
                  (vi)     He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
                  (vii)     Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiary taken as a whole, whether or not arising in the ordinary course of business.
              (i)     The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
              (j)     The Firm Shares and Option Shares, if any, have been approved for quotation upon notice of issuance on the Nasdaq Global Market.
              (k)     The Lockup Agreements described in Section 4(l) are in full force and effect.
              The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Morrison & Foerster LLP, counsel for the Underwriters.
              If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.
              In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	Conditions of the Obligations of the Company.
              The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
8.	Indemnification.
              (a)     The Company agrees:
              (1)     to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein ; and
              (2)     to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
              (b)     Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made ; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
              (c)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (d) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), (b) or (d) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
              (d)     The Company and each subsidiary of the Company, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless DBSI, it directors, officers, affiliates and each person, if any, who controls DBSI or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DBSI.
              (e)     To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
              The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.
              (f)     In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
              (g)     Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
9.	Default by Underwriters.
              If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
10.	Notices.
              All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to Omeros Corporation, 1420 Fifth Avenue, Suite 2600, Seattle, Washington 98101; Attention: General Counsel, with a copy to Wilson Sonsini Goodrich & Rosati, 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104-7036; Attention: Craig Sherman.

11.	Termination.
              This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiary taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ, the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), or (vii) the suspension of trading of the Company’s common stock by the NASDAQ, the Nasdaq Global Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or
              (b)     as provided in Sections 6 and 9 of this Agreement.
12.	Successors.
              This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
13.	Information Provided by Underwriters.
              The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of [the information set forth in the [third, ninth, and tenth through fifteenth] paragraphs under the caption “Underwriting” in the Prospectus [and] [include any information furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus]].

14.	Miscellaneous.
              The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.
              The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.
              This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
              This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
              The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the your engagement as underwriter or your role in connection herewith.
              If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, OMEROS CORPORATION
By:
Name:
Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several
Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By:
Authorized Officer

By:
Authorized Officer

SCHEDULE I
Schedule of Underwriters

Number of Firm Shares
Underwriter	to be Purchased
Deutsche Bank Securities Inc.
Pacific Growth Equities, LLC
Leerink Swann LLC
Needham & Company, LLC

Total

SCHEDULE II
Price per share (before deduction of underwriting discounts): $[ ]
Number of Shares (including over-allotment): [ ]
Approximate net proceeds to the Company (not including over-allotment): $[ ]

SCHEDULE III

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
, 2007
Omeros Corporation
1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101
Deutsche Bank Securities Inc.
As Representative of the
     Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     The undersigned understands that Deutsche Bank Securities Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Omeros Corporation, a Washington corporation (the “Company”), providing for the public offering by the Underwriters, including the Representative, of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Public Offering”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

     The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.
     Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired (i) from the Underwriters pursuant to the directed share program described in the Prospectus, subject to the terms of such program or (ii) in open market transactions by the undersigned after the completion of the Public Offering and (b) any or all of the shares of Common Stock or other Company securities if the transfer is (i) to an immediate family member or a trust formed for the benefit of an immediate family member, (ii) by gift, will or intestacy, (iii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that is a direct or indirect affiliate of the undersigned or (B) as part of a private distribution without consideration by the undersigned to its equity holders on a pro rata basis, (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust, provided, that in the case of a transfer pursuant to clause (a)(i) or clause (b) (x) no filing by any person (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period) and (y) each person (donor, donee, transferor or transferee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition; provided, further, that in the case of a transfer pursuant to clause (b), it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement. In the case of any transfer or disposition in accordance with this paragraph, the undersigned shall notify Deutsche Bank Securities Inc. at least two business days prior to the proposed transfer or disposition. For purposes of this paragraph, “immediate family” means the spouse, domestic partner, lineal descendants, father, mother, brother or sister of the transferor.

     The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.
     The undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including, without limitation, the Amended and Restated Investors’ Rights Agreement dated October 15, 2004 among the Company, the undersigned and other holders of the Company’s securities, as such may be amended from time to time, and any other registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Public Offering or with any issuance or sale by the Company of any equity or other securities before the Public Offering, except for any such rights as have been heretofore duly exercised.
     The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement or other transfer restrictions to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement or other transfer restrictions.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     Notwithstanding anything herein to the contrary, if (a) the closing of the Public Offering has not occurred prior to June 30, 2008, (b) the Company withdraws the registration statement related to the Public Offering or (c) the Underwriting Agreement is executed but is terminated prior to payment for and delivery of any shares of Common Stock, this Lock-Up Agreement shall be of no further force or effect.

Signature:

Print Name:

EXHIBIT B
FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI

EXHIBIT C
FORM OF OPINIONS OF SEED IP AND CHRISTENSEN O’CONNER JOHNSON
KINDNESS PLLC

1

EXHIBIT D
FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY

EXHIBIT E
FORM OF OPINION OF BUC & BEARDSLEY